Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MEI Pharma, Inc.

San Diego, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-195122, 333-191893, 333-186070, 333-184011, 333-174789, 333-146453 and 333-136440) and Form S-8 (File Nos. 333-179591, 333-174790, 333-169719, and 333-156985) of MEI Pharma, Inc. of our reports dated September 8, 2014, relating to the financial statements and the effectiveness of MEI Pharma, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

September 8, 2014